UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

Excel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 North State Highway 161 Suite 310 Irving TX	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 476-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 4, 2015 Excel Corporation (“Excel” or the “Company”) filed a current report on Form 8-K (the “Initial Form 8-K”) with the U.S. Securities and Exchange Commission to report, among other things that eVance Processing Inc. (“eVance”), a wholly owned subsidiary of Excel, had acquired substantially all of the U.S. assets and operations of Calpian, Inc. pursuant to an asset purchase agreement (the “Purchase Agreement”)

This report (this “Amended Form 8-K”) is being filed to amend the Initial Form 8-K to include, among other things, the historical and pro forma financial information relating to the acquisition of the U.S. assets and operations of Calpian, Inc.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited combined carve-out financial statements of the United States Operations of Calpian, Inc. (U.S. Operations) for the years ended March 31, 2015 and 2014 are attached as Exhibit 99.1 and are incorporated herein by reference. The unaudited combined financial statements of Calpian, Inc. (U.S. Operations) for the nine months ended September 30, 2015 and 2014 are attached as Exhibit 99.2 and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited combined pro forma balance sheet for Excel as of September 31, 2015 and the unaudited combined pro forma statements of operations for Excel for the year ended December 31, 2014 and the nine months ended September 30, 2015.

(d) Exhibits

Exhibit No.	Document

99.1	Audited Combined Carve-Out Financial Statements of the United States Operations of Calpian, Inc. (U.S. Operations) for the years ended March 31, 2015 and 2014

99.2	Unaudited Combined Financial Statements of the United States Operations of Calpian, Inc. (U.S. Operations) for the six months ended September 30 2015 and 2014.

99.3	Unaudited Pro Forma Combined Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCEL CORPORATION

/s/ Robert L. Winspear
Robert L. Winspear Chief Financial Officer

Date:  February 12, 2016